Exhibit 10.6

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

dated as of November 21, 2017

between

THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators

and

VWR RECEIVABLES FUNDING, LLC

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SCHEDULES
Schedule I	List of the Originators
Schedule II	Actions and Proceedings
Schedule III	State of Organization of the Originators
Schedule IV	Location of Books and Records of the Originators
Schedule V	Trade Names

EXHIBITS
Exhibit A	Form of Purchase Report
Exhibit B	Form of Company Note
Exhibit C	Form of Joinder Agreement

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This AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 21, 2017 is entered into between THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each an “Originator”, and collectively, the “Originators”), and VWR RECEIVABLES FUNDING, LLC, a Delaware limited liability company (the “Company”).

BACKGROUND

1. The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by Avantor, Inc.;

2. The Originators generate Receivables in the ordinary course of their business;

3. The Originators wish to sell Receivables to the Company, and the Company is willing to purchase Receivables from the Originators, on the terms and subject to the conditions set forth herein; and

4. The Originators and the Company intend this transaction to be a true sale of Receivables by the Originators to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be a loan from the Company to the Originators.

5. The Company and the various entities party thereto as of the date hereof, as Originators, have entered into that certain Purchase and Sale Agreement, dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Original Agreement”).

6. Avantor, Inc., NuSil Technology LLC and Therapak, LLC (collectively, the “Additional Originators”) desire to become Originators pursuant to Section 4.3 of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to join the Additional Originators and further agree as follows:

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as Seller, VWR International, LLC (individually, “VWR”), as Servicer (in such capacity, the “Servicer”), the various Conduit Purchasers from time to time party thereto, the various Related Committed Purchasers from time to time party thereto, the various Purchaser Agents from time to time party thereto, the various LC Participants from time to time party thereto, and PNC Bank, National Association, as Administrator and LC Bank. The usage of terms and provisions set forth in Item 2 of such Exhibit I shall apply hereto as though set forth herein in their entirety. All references herein to months are to calendar months unless otherwise expressly indicated.

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell to the Company, and the Company agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on, with respect to (i) AMRESCO, LLC, BioExpress, LLC and VWR International, LLC, August 31, 2011, (ii) Integra Companies, LLC, STI Components, LLC and TEK Products, LLC (f/k/a TEK Products, Inc.), June 1, 2015, and (iii) Avantor, Inc., NuSil Technology LLC and Therapak, LLC, October 31, 2017 (each a “Cut-off Date”);

(b) each Receivable generated by such Originator after the related Cut-off Date to, but excluding, the Purchase and Sale Termination Date;

(c) all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;

(d) all monies due or to become due to such Originator with respect to any of the foregoing;

(e) all books and records of such Originator to the extent related to the Receivables, together with all rights (but not obligations) of such Originator under the Contracts relating to the Receivables to which such Originator is a party;

(f) all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the related Cut-off Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables); and

(g) all right, title and interest (but not obligations) in and to the Collection Accounts, into which any Collections or other proceeds (as defined in the UCC) with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds.

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of such Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (g) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”

SECTION 1.2 Timing of Purchases.

(a) Closing Date Purchases. Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the related Cut-off Date, (ii) all Receivables created by such Originator after the related Cut-off Date, to and including, the Closing Date, and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold or contributed, as applicable, by such Originator to the Company on the Closing Date.

(b) Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be deemed to have been sold or contributed, as applicable, by such Originator to the Company immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators in accordance with Article III and to reflect all capital contributions in accordance with Section 3.1 and Section 3.2.

SECTION 1.4 Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which the Originators shall have given written notice to the Company and the Administrator at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Company that each conveyance by such Originator to the Company pursuant to this Agreement of any Receivables and Related Rights, including, without limitation, all Receivables, if any, constituting “general intangibles” (as defined in the UCC), and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. The parties acknowledge that certain terms used under Article 9 of the UCC as enacted in the State of New York and any other applicable jurisdiction (without distinguishing the applicable jurisdiction, “Article 9”) for secured loan transactions also apply to outright sales of receivables, including “debtor,” “secured party,” and “security interest,” which applies to the buyer’s outright ownership interest. Thus, such terms, and other terms used in Article 9, will apply to this Agreement, and may be used in this Agreement or in connection with this Agreement and such use does not affect the nature of the outright sale of the Receivables by the Originators to the Company. Thus, under the Article 9 drafting convention, the outright sale of the Receivables may be described as a transaction by which the Originators have granted to the Company a security interest in, among other things, the Receivables. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and Related Rights, including, without limitation, any Receivables constituting “accounts” or “general intangibles” (as defined in the UCC) hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then, it is the intent of such Originator and the Company that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) such Originator shall be deemed to have granted to the Company as of the date of this Agreement, and such Originator hereby grants to the Company, a security interest in, to and under, all of such Originator’s right, title and interest in and to the Receivables and the Related Rights transferred or purported to be transferred hereunder, whether now existing or hereafter created by such Originator.

ARTICLE II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1 Purchase Report. On the Closing Date and (i) on the 20th day (or, in each case, if such day is not a Business Day, the following Business Day) of each Fiscal Month thereafter or (ii) if a Reporting Trigger has occurred and is continuing, on the third Business Day of each week (each such date, a “Purchase Report Date”), the Company shall cause the Servicer to deliver to the Company and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a) the Purchase Price of all Receivables purchased by the Company from each Originator as of the related Cut-off Date (in the case of the Purchase Report to be delivered on the Closing Date);

(b) the Purchase Price of all Receivables purchased by the Company from each Originator during the Fiscal Month or week, as applicable, immediately preceding such Purchase Report Date (in the case of each subsequent Purchase Report); and

(c) the reductions of the Purchase Price payment for any Receivables as provided in Section 3.3(b).

SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be (i) determined in accordance with the following formula and (ii) subject to the reductions as provided in Sections 3.3(a) and (b):

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date (or, for the Closing Date, on the related Cut-off Date).

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date (or, for the Closing Date, on the related Cut-Off Date).

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the sum of (1) the Prime Rate (calculated as of the last Business Day of the Fiscal Month or week, as applicable, preceding such Payment Date or, for the Closing Date, preceding the related Cut-Off Date), (2) the Servicing Fee Rate, and (3) the LR, and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last Business Day of the Fiscal Month or week, as applicable, preceding such Payment Date or, for the Closing Date, preceding the related Cut-Off Date) and the denominator of which is 365.

LR	=	Loss Rate and means a percentage established from time to time by the Company and VWR International, which reflects the anticipated loss rate with respect to the Receivables, as a group, to be sold under this Agreement.

ARTICLE III

PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Purchase Price Payment.

(a) [Reserved].

(b) On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and such Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to such Originator in an amount to be agreed between the Company and such Originator and set forth in the initial Purchase Report (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Company Note”), by accepting a contribution to its capital (with respect to Receivables purchased by the Company from VWR) or by causing the LC Bank to issue one or more Letters of Credit on terms and subject to the conditions of this Article III and the Receivables Purchase Agreement, as more fully described below.

SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:

(a) FIRST, in cash to the extent the Company has cash available therefor and such payment is not prohibited under the Receivables Purchase Agreement;

(b) SECOND, if such Originator has requested a Letter of Credit pursuant to Section 3.5, by the Company’s obtaining and delivering such Letter of Credit to the extent of the face amount of such Letter of Credit;

(c) THIRD, (i) to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall, subject to subclause (ii) below, be automatically increased by an amount equal to such remaining Purchase Price in an amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum aggregate amount of borrowings that could be borrowed under the Company Notes without rendering Company’s Tangible Net Worth less than the Required Capital Amount and (C) 30% of the aggregate Outstanding Balance of the Receivables on the date of such increase; and (ii) to the extent any portion of the Purchase Price remains unpaid after the allocations in clauses (a) and (b) above, solely in the case of VWR as Originator, at such Originator’s election (in its sole discretion) by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

The Servicer shall make all appropriate record keeping entries with respect to the Company Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, the Company Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Company Notes “CANCELLED” and to return the Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

SECTION 3.3 Settlement as to Specific Receivables and Dilution.

(a) If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.9, 5.19 and 5.21 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of an Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.9, 5.19 and 5.21 is no longer true with respect to such Receivable, then the Purchase Price with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.

(b) If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by any Originator or the Servicer or any setoff or dispute between such Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of such Originator), or as a result of any tariff or other governmental or regulatory action, then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in clause (c) below.

(c) Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i) to the extent of any outstanding principal amount under the Company Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator; and

(ii) after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by such Originator; provided, that at any time (y) when a Termination Event or an Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into a Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

SECTION 3.4 Reconveyance of Receivables. In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

SECTION 3.5 Letters of Credit. (a) Upon the request of any Originator and in accordance with Section 3.1, and subject to the terms and conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance), the Company agrees to cause the LC Bank to issue, on the Payment Dates specified by such Originator, Letters of Credit on behalf of the Company (and, if applicable, on behalf of, or for the account of, any Originator in favor of such beneficiaries as such Originator may elect). The aggregate face amount of the Letters of Credit being issued on any Payment Date shall constitute a credit against the aggregate Purchase Price otherwise payable by the Company on such Payment Date pursuant to Section 3.2. To the extent that the aggregate face amount of the Letters of Credit being issued on any Payment Date exceeds the aggregate Purchase Price payable by the Company on such Payment Date, such excess shall be deemed to be a reduction in the outstanding principal amount of (and, to the extent necessary, the accrued but unpaid interest on) the applicable Company Note. The aggregate face amount of Letters of Credit to be issued on any Payment Date cannot exceed the sum of the aggregate Purchase Price payable on such Payment Date plus the aggregate outstanding principal amount of and accrued but unpaid interest on the Company Notes on such Payment Date. In the event that any Letter of Credit issued (i) expires or is cancelled or otherwise terminated with all or any portion of its face amount undrawn, (ii) has its face amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Company’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Company does not then have cash available therefor, shall be deemed to be added to the outstanding principal amount of the Company Note issued to such Originator. Under no circumstances shall any Originator (and no Affiliate thereof (other than the Company)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b) In the event that an Originator requests a Letter of Credit hereunder, such Originator shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank.

(c) Each Originator agrees to be bound by the terms of each Letter of Credit Application referenced in the Receivables Purchase Agreement and by the LC Bank’s interpretations of any Letter of Credit issued for the Company and by the LC Bank’s written regulations and customary practices relating to letters of credit.

(d) Each Originator appoints the Servicer as its agent (on which appointment the Company, the Purchaser Agents, the Administrator, the LC Bank, the LC Participants and the Purchasers may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including requests for the issuance and extension of Letters of Credit and the allocation of the face amounts of Letters of Credit against the Purchase Price owed to particular Originators and against Company Notes issued to particular Originators. In the event that the Servicer requests a Letter of Credit hereunder, the Servicer shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank, and shall notify the relevant Originators, the Company and the Administrator of the allocations described in the preceding sentence. Such allocations shall be binding on the Company and each Originator, absent manifest error.

ARTICLE IV

CONDITIONS OF PURCHASES

SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company and the Administrator (as the Company’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Company and the Administrator (as the Company’s assignee):

(a) A copy of the resolutions of the board of directors or managers of each Originator approving the Transaction Documents to be executed and delivered by it and the transactions contemplated thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b) Good standing certificates for each Originator issued as of a recent date reasonably acceptable to the Company and the Administrator (as the Company’s assignee) by the Secretary of State of the jurisdiction of such Originator’s organization and each jurisdiction where such Originator conducts a material portion of its business;

(c) A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and the Administrator (as the Company’s assignee) may conclusively rely until such time as the Servicer, the Company and the Administrator (as the Company’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d) The certificate or articles of incorporation, certificate of formation or other organizational document of each Originator duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws or limited liability company agreement of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;

(e) Forms of financing statements (Form UCC-1) that name each Originator as the debtor/seller and the Company as the buyer/assignor (and the Administrator, for the benefit of the Purchasers, as secured party/assignee) of the Receivables sold by such Originator as may be necessary or, in the Company’s or the Administrator’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and Related Rights (including, without limitation, Related Security) in which an ownership or security interest has been assigned to the Company hereunder;

(f) Written search results listing all effective financing statements that name the Originators as debtors or sellers and that are filed in each Originator’s jurisdiction of organization, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) and/or those which are released or terminated, as the case may be, on or prior to the Closing Date, shall cover any Receivable or any Related Rights which are to be sold or contributed to the Company hereunder), and tax and judgment lien search results showing no evidence of such liens filed against any Originator;

(g) A favorable opinion of Simpson Thacher & Bartlett LLP, counsel to the Originators, in form and substance reasonably satisfactory to the Company and the Administrator (as the Company’s assignee);

(h) A Company Note in favor of each Originator, duly executed by the Company;

(i) Evidence of the execution and delivery by each Originator and the Company of each of the other Transaction Documents to be executed and delivered in connection herewith; and

SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a material qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a material qualification and, in such case, such representation or warranty shall be true and correct as made) as of such earlier date).

SECTION 4.3 Additional Originators. (a) Additional Persons may be added as Originators hereunder, with the prior written consent of the Company, the Administrator and each Purchaser (such consent not to be unreasonably withheld or delayed); provided that the following conditions are satisfied on or before the date of such addition:

(i) the Servicer shall have given the Company, the Administrator and each Purchaser at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Company, the Administrator or any Purchaser may reasonably request;

(ii) such proposed additional Originator shall have executed and delivered to the Company, the Administrator and each Purchaser an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(iii) such proposed additional Originator shall have delivered to the Company and the Administrator (as the Company’s assignee) each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Company and the Administrator (as the Company’s assignee);

(iv) VWR shall have delivered a performance guaranty in favor of the Administrator regarding the performance of such additional Originator, in form and substance substantially in the form executed by VWR on the Closing Date; and

(v) no Purchase and Sale Termination Date shall have occurred and be continuing.

(b) Notwithstanding any other provision herein to the contrary (including, without limitation, Section 4.3(a)), the Company may designate any additional Person as an Originator hereunder as a “Restricted Originator”; provided that the following conditions are satisfied on or before the date of such addition:

(i) such proposed Restricted Originator shall have executed and delivered to the Company, the Administrator and each Purchaser an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(ii) such proposed Restricted Originator shall have delivered to the Company and the Administrator (as the Company’s assignee) each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Company and the Administrator (as the Company’s assignee);

(iii) VWR shall have delivered a performance guaranty in favor of the Administrator regarding the performance of such Restricted Originator, in form and substance substantially in the form executed by VWR on the Closing Date;

(iv) no Purchase and Sale Termination Date shall have occurred and be continuing; and

(v) the Receivables to be sold by such proposed Restricted Originator shall be subject to the limitations set forth in clause (q) of the definition of “Eligible Receivables.”

The Administrator may, by written notice to the Company, designate any such “Restricted Originator” as an “Originator” as if it had originally been added as an Originator pursuant to Section 4.3(a).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Originator hereby makes with respect to itself the representations and warranties set forth in this Article V. In addition, the Company makes the representations and warranties set forth in Section 5.16.

SECTION 5.1 Existence and Power. Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted unless the failure to have such good standing, power, authority, licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2 Company and Governmental Authorization, Contravention. The execution, delivery and performance by such Originator of this Agreement and each other Transaction Document to which it is a party: (i) are within such Originator’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no authorization, approval or other action by or in respect of, and no notice to or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder, disclosures and filings under applicable securities laws, any authorizations, approvals or other actions made or obtained on or prior to the date hereof), any Governmental Authority or other Person, and (iv) do not (A) contravene, or constitute a default under, any provision of (1) applicable law or regulation, (2) the organizational documents of such Originator or (3) any material agreement, judgment, writ, injunction, order, award, decree or other instrument binding upon such Originator or its property except as would not be reasonably expected to result in a Material Adverse Effect or (B) result in the creation or imposition of any lien (other than liens in favor of the Company and the Administrator under the Transaction Documents) on assets of such Originator or any of its Subsidiaries. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by such Originator.

SECTION 5.3 Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.4 Accuracy of Information. All written information (other than projections, forward looking statements, budgets, estimates and general market data) heretofore furnished by such Originator to the Company or the Administrator pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Company or the Administrator in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified (when taken as a whole and as modified or supplemented by other information provided or publicly available in periodic and other reports, proxy statements and other materials filed by such Originator or its Affiliates with the Securities and Exchange Commission) and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made not materially misleading (when taken as a whole and as modified or supplemented by other information provided or publicly available in periodic and other reports, proxy statements and other materials filed by such Originator or its Affiliates with the Securities and Exchange Commission).

SECTION 5.5 Actions, Suits or Proceedings. Except as set forth in Schedule II or as otherwise disclosed in its publicly available SEC filings, there are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened against such Originator or its properties, in or before any court, arbitrator or governmental body, which are reasonably likely to be adversely determined and would reasonably be expected to have a Material Adverse Effect upon the ability of such Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

SECTION 5.6 No Material Adverse Effect, Unmatured Purchase and Sale Termination Event or Purchase and Sale Termination Event. Since June 30, 2017, there has been no Material Adverse Effect with respect to such Originator. No event has occurred and is continuing or would be reasonably likely to result from a sale or contribution of Receivables or the application of the proceeds therefrom, that constitutes an Unmatured Purchase and Sale Termination Event or a Purchase and Sale Termination Event.

SECTION 5.7 Names and Location. Except as described in Schedule V, such Originator has not used any corporate or company names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages of this Agreement. As of the date hereof, such Originator is “located” (as defined in the UCC) in the jurisdiction set forth on Schedule III hereto, and such location has not been changed for at least four months before the Closing Date. The offices where the Originator keeps all records concerning the Receivables are located at the addresses set forth on Schedule IV hereto or such other locations of which the Company and the Administrator (as the Company’s assignee) have been given written notice in accordance with the terms hereof.

SECTION 5.8 Bulk Sales, Margin Regulations, No Fraudulent Conveyance. No transaction contemplated hereby requires compliance with or will become subject to avoidance under any bulk sales act or similar law. The Originator is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations T, U and X, as issued by the Federal Reserve Board), and no funds obtained by the Originator hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.9 Nature of Receivables. Each Receivable sold hereunder by such Originator and included in the calculation of Net Receivables Pool Balance as an Eligible Receivable is, on the date of such calculation, an Eligible Receivable.

SECTION 5.10 Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable sold or conveyed by it hereunder and the related Contract.

SECTION 5.11 Investment Company. Such Originator is not and will not become as a result of the transactions contemplated by the Transaction Documents, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. In addition, such Originator is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

SECTION 5.12 Compliance with Transaction Documents. Such Originator has complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents to which it is a party and that are applicable to it.

SECTION 5.13 Taxes. Such Originator has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or has made adequate provision for payment of, all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than, in each case (a) any taxes or assessments that are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.14 Compliance with Applicable Laws. Such Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities except to the extent that the failure to comply could not be reasonably expected to have a Material Adverse Effect. In addition, no Receivable sold or conveyed hereunder contravenes any laws, rules or regulations applicable thereto or to such Originator except to the extent that such contravention would not be reasonably expected to have a Material Adverse Effect.

SECTION 5.15 Ordinary Course of Business. If (but only to the extent that) the conveyance of any property described herein is not characterized by a court or other governmental authority as a sale, each remittance of Collections by an Originator to the Company hereunder will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Company and (ii) made in the ordinary course of business or financial affairs of such Originator and the Company.

SECTION 5.16 Financial Condition.

(a) The balance sheets of the Parent and its consolidated Subsidiaries at June 30, 2017 and the related statements of income and retained income for the Fiscal Quarter then ended, copies of which have been made publicly available fairly present in all material respects the financial position of the Parent and its consolidated Subsidiaries as of such date and the results of operations of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes).

(b) On the Closing Date, and on the date of each purchase hereunder (both before and after giving effect to such purchase or contribution), such Originator is Solvent.

SECTION 5.17 Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers and the Administrator are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from such Originator.

SECTION 5.18 Perfection. Immediately preceding its sale or conveyance of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold, free and clear of any Adverse Claims (other than any Adverse Claims that will be released in connection with such sale and other than Permitted Liens), and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims (other than Permitted Liens). On or before the Closing Date and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect the Company’s ownership interest in such Receivable will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

SECTION 5.19 Creation of Receivables. Such Originator has complied in all material respects with its Credit and Collection Policy in the creation of the Receivables sold or otherwise transferred hereunder.

SECTION 5.20 Good Title. Upon the sale or conveyance of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder by such Originator, the Company shall have a valid and perfected first priority ownership interest in each Receivable sold or contributed to it hereunder by such Originator, free and clear of any Adverse Claim (subject to any Permitted Liens and any liens created or otherwise permitted by the Transaction Documents).

SECTION 5.21 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable, enforceable against the Obligor in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract (other than warranties and other obligations that survive the delivery of the related property).

SECTION 5.22 Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created, and when sold or contributed to the Company hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).

SECTION 5.23 Anti-Money Laundering/International Trade Law. Based on the knowledge of such Originator, and after reasonable inquiry, no Covered Entity is a Sanctioned Person. Based on the knowledge of such Originator, and after reasonable inquiry, no Covered Entity (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Affirmative Covenants. At all times from the date hereof until the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and an amount equal to (A) the amount necessary to reduce the Adjusted LC Participation Amount to zero ($0) and (B) an amount equal to the LC Fee Expectation have been deposited in the LC Collateral Account or all Letters of Credit have expired or been cancelled, and (iii) the date all amounts owed by the Seller under the Receivables Purchase Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full (other than indemnities and reimbursements that expressly survive the termination of the Receivables Purchase Agreement), each Originator will, unless the Administrator and the Company shall otherwise consent in writing, perform the following:

(a) Conduct Business. Such Originator will carry on and conduct its business in substantially the same manner in substantially the same fields of enterprise as it is presently conducted and will do all things reasonably necessary to remain duly organized, validly existing and in good standing as an entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such due organization, valid existence or good standing or to have such authority would reasonably be expected to have a Material Adverse Effect.

(b) Compliance with Laws. Such Originator will comply with all laws, rules, regulations, order, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(c) Furnishing of Information and Inspection of Records. Such Originator will furnish to the Company and the Administrator from time to time such information with respect to the Receivables as such Person may reasonably request (other than (i) information restricted by a customary third party confidentiality agreement and (ii) other information (x) in respect of which disclosure to the Administrator, the Company or any Purchaser (or their respective representatives or contractors)) is prohibited by applicable law or (y) that is subject to attorney client or similar privilege or constitutes attorney work-product). Such Originator will, at such Originator’s expense, at any time during regular business hours with reasonable prior written notice from the Company or the Administrator (i) permit the Company or the Administrator, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables and Related Rights and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, the Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers or employees of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters (each such visit, an “Originator Review”); provided, that so long as no Termination Event or Purchase and Sale Termination Event (other than a Purchase and Sale Termination Event occurring solely as a result of the occurrence of an event described in clause (a), (c), (d) or (e) of the definition of Facility Termination Date) has occurred and is continuing, such examinations and visits shall not exceed one (1) per year (without duplication with respect to audits of the Company under the Receivables Purchase Agreement), and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, at such Originator’s expense, upon reasonable prior written notice from the Company or the Administrator, permit certified public accountants or other auditors reasonably acceptable to the Administrator to conduct a review of its books and records with respect to the Receivables; provided, that so long as no Termination Event or Purchase and Sale Termination Event (other than a Purchase and Sale Termination Event occurring solely as a result of the occurrence of an event described in clause (a), (c), (d) or (e) of the definition of Facility Termination Date) has occurred and is continuing, such Originator shall be required to reimburse the Company and/or the Administrator for only one (1) such audit per year. For the avoidance of doubt, the Administrator may require examinations and audits in addition to the examinations and audits specified in clause (i) and clause (ii) above in accordance with the terms of such clauses, but the expense of any such additional examination or audit shall be borne by the Administrator and not the Originator.

(d) Keeping of Records and Books. Such Originator will maintain, implement and keep (i) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts if originals are destroyed) and (ii) all documents, books, records, computer tapes, disks and other information reasonably necessary or advisable for collection of the Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable). Such Originator will give the Company and the Administrator prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures of such Originator as of the Closing Date.

(e) Performance and Compliance with Receivables and Contracts and Credit and Collection Policy. Such Originator shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under all Contracts related to the Receivables and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(f) [Reserved].

(g) Location and Location of Records. Such Originator will remain “located” (as defined in the UCC) at the location referred to in Schedule III, and the offices where it keeps its records concerning or related to Receivables at the address(es) referred to in Schedule IV, or, upon thirty (30) days’ prior written notice to the Company and the Administrator (as the Company’s assignee), at such other locations or addresses where all actions required by Section 7.3 shall have been taken and completed.

(h) Post Office Boxes. On or prior to the date hereof, deliver to the Servicer (on behalf of the Company) a certificate from an authorized officer of such Originator to the effect that (i) the names of the renter of all post office boxes into which such Originator has or will direct Obligors to send Collections have been changed to the name of the Company (unless such post office boxes are in the name of the relevant Collection Account Banks) and (ii) all relevant postmasters have been notified that each of the Servicer and-the Administrator are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Collection Account Banks).

(i) Additional Originators. If such Originator was added as a Restricted Originator hereunder pursuant to Section 4.3(b), the eligibility criteria set forth in clause (q) of the definition of Eligible Receivable shall apply to the Receivables of such Originator.

(j) Report Legends. Each Originator shall take all steps reasonably necessary to ensure that there shall be placed on summary master data processing reports the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO VWR RECEIVABLES FUNDING, LLC PURSUANT TO THAT AMENDED AND RESTATED PURCHASE AND SALE

AGREEMENT, DATED AS OF NOVEMBER 21, 2017, AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, AMONG THE ORIGINATORS NAMED THEREIN AND VWR RECEIVABLES FUNDING, LLC,; AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO PNC BANK, NATIONAL ASSOCIATION, FOR THE BENEFIT OF THE PURCHASERS UNDER THE AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 21, 2017, AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, AMONG VWR RECEIVABLES FUNDING, LLC, VWR INTERNATIONAL, LLC, AS SERVICER, THE VARIOUS PURCHASERS AND PURCHASING AGENTS FROM TIME TO TIME PARTY THERETO AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATOR AND LC BANK.”

(k) Anti-Laundering/International Trade Law Compliance. The funds used to repay such Originator’s obligations under this Agreement and each of the other Transaction Documents will not to the knowledge of such Originator, after reasonable inquiry, be derived from any activity in violation of any Anti-Terrorism Laws. Each Covered Entity shall comply with all Anti-Terrorism Laws. Such Originator shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

SECTION 6.2 Reporting Requirements. At all times from the date hereof until the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and an amount equal to (A) the amount necessary to reduce the Adjusted LC Participation Amount to zero ($0) and (B) an amount equal to the LC Fee Expectation have been deposited in the LC Collateral Account or all Letters of Credit have expired or been cancelled, and (iii) the date all amounts owed by the Seller under the Receivables Purchase Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full (other than indemnities and reimbursements that expressly survive the termination of the Receivables Purchase Agreement), each Originator will, unless the Company and the Administrator shall otherwise consent in writing, furnish to the Company and the Administrator:

(a) Purchase and Sale Termination Events. As soon as reasonably possible, and in any event within three (3) Business Days after an Originator becomes aware of the occurrence of a Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, a written statement of an appropriate responsible officer of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

(b) Proceedings. As soon as reasonably possible and in any event within three (3) Business Days after such Originator becomes aware thereof, written notice of litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Company and the Administrator which is reasonably likely to be adversely determined and could reasonably be expected to have a Material Adverse Effect; and

(c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Company or the Administrator may from time to time reasonably request in order to protect the interests of the Company, the Purchasers, or the Administrator under or as contemplated by the Transaction Documents (other than (i) information restricted by a customary third party confidentiality agreement and (ii) other information (x) in respect of which disclosure to the Administrator, the Company or any Purchaser (or their respective representatives or contractors) is prohibited by applicable law or (y) that is subject to attorney client or similar privilege or constitutes attorney work-product).

SECTION 6.3 Negative Covenants. At all times from the date hereof until the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and an amount equal to (A) the amount necessary to reduce the Adjusted LC Participation Amount to zero ($0) and (B) an amount equal to the LC Fee Expectation have been deposited in the LC Collateral Account or all Letters of Credit have expired or been cancelled, and (iii) the date all amounts owed by the Seller under the Receivables Purchase Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full (other than indemnities and reimbursements that expressly survive the termination of the Receivables Purchase Agreement), each Originator agrees that, unless the Company and the Administrator shall otherwise consent in writing, it shall not:

(a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitations the filing of any financing statement) or with respect to, any Receivable sold, or otherwise conveyed or purported to be sold, or otherwise conveyed hereunder or the related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof (other than Permitted Liens and claims created by the Transaction Documents).

(b) Extension or Amendment of Receivables. Except as otherwise permitted of the Servicer in Section 4.2(a) of the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it that is sold, or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto other than in accordance with its Credit and Collection Policy.

(c) Change in Business or Credit and Collection Policy. (i) Make any material change in the character of its business, which change would materially and adversely impair the collectability of the Receivables, taken as a whole, or (ii) make any change in its Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Receivables, taken as a whole, the credit quality of the Receivables, taken as a whole, the enforceability of the related Contracts, taken as a whole, or its ability to perform its obligations under the Contracts, taken as a whole, or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Company and the Administrator.

(d) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Except as otherwise provided in the Receivables Purchase Agreement in regard to servicing, take any action to cause or permit any Receivable generated by it that is sold or contributed by it hereunder to become evidenced by any “instrument” or “chattel paper” (as defined in the UCC).

(e) Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger, consolidation or other restructuring, except (1)(X) a merger of a Subsidiary or other Person into the Originator or a wholly-owned Subsidiary of the Originator (provided that in any merger involving the Originator, the Originator is the surviving entity), or (Y) a Person into VWR (provided that VWR is the surviving entity and that such merger shall not have a Material Adverse Effect), or (2) a merger, consolidation or other restructuring where the Company and the Administrator have each (A) received thirty (30) days’ prior notice thereof, (B) consented in writing thereto, (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company and the Administrator shall reasonably request, and (D) been satisfied that all other action to perfect and protect the interests of the Company and the Administrator, on behalf of the Purchasers, in and to the Receivables to be contributed or sold by such Originator hereunder and other Related Rights, as reasonably requested by the Company and the Administrator shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(f) Collection Account Banks. Make any changes in its instructions, as described in Section 7.2(a), to Obligors regarding Collections on Receivables sold, or otherwise conveyed by it hereunder or add or terminate any bank as a Collection Account Bank unless the requirements of Section 1(f) of Exhibit IV to the Receivables Purchase Agreement have been met.

(g) Accounting for Purchases. Account for or treat (whether in financial statements or otherwise, but other than with respect to tax returns, to the extent required by applicable tax laws) the transactions contemplated hereby in any manner other than as sales or contributions of the Receivables and Related Rights by such Originator to the Company except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

(h) Anti-Laundering/International Trade Law Compliance. To the knowledge of such Originator, after reasonable inquiry, become a Sanctioned Person. To the knowledge of such Originator, after reasonable inquiry, (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.

SECTION 6.4 Substantive Consolidation. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator or its Affiliates, and is not a division of such Originator or its Affiliates. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a) such Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities;

(b) the financial statements and books and records of such Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such Affiliate;

(c) except as contemplated hereby or permitted by the Receivables Purchase Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of any Originator;

(d) such Originator shall not act as an agent for the Company, other than VWR in its capacity as the Servicer, and in connection therewith, VWR shall present itself to the public as an agent for the Company and a legal entity separate from the Company;

(e) such Originator shall not conduct any of the business of the Company in its own name;

(f) such Originator shall not pay any liabilities of the Company out of its own funds or assets;

(g) except as contemplated by the Transaction Documents, such Originator shall maintain an arm’s-length relationship with the Company;

(h) such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

(i) such Originator shall not acquire obligations of the Company (other than the Company Notes);

(j) such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

(k) such Originator shall identify and hold itself out as a separate and distinct entity from the Company;

(l) such Originator shall correct any known misunderstanding respecting its separate identity from the Company;

(m) such Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which could be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(n) such Originator shall not pay the salaries of the Company’s employees, if any.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1 Rights of the Company. Each Originator hereby authorizes the Company and the Servicer to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

(a) Collection Procedures. Each Originator agrees to direct its respective Obligors to make payments of Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder directly to a post office box related to the relevant Collection Account at a Collection Account Bank or directly to a Collection Account. Each Originator further agrees to transfer any Collections of Receivables sold or conveyed by it hereunder that it receives directly to a Collection Account in the name of the Seller at PNC Bank, National Association within two (2) Business Days of identification thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and the Administrator (for the benefit of the Purchasers).

(b) Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(c) None of the Company, the Servicer, the Purchasers, or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Purchasers, or the Administrator be obligated to perform any of the obligations of any Originator thereunder.

(d) Each Originator hereby grants to the Administrator an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of a Purchase and Sale Termination Event (other than a Purchase and Sale Termination Event occurring solely as a result of the occurrence of an event described in clause (a), (c), (d) or (e) of the definition of Facility Termination Date) to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any Receivable or Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder.

SECTION 7.3 Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer or the Administrator may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company or the Administrator, such Originator will:

(a) execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

(b) on the Closing Date and from time to time thereafter, mark the summary master data processing reports that evidence or list such Receivables and related Contracts with the legend set forth in Section 4.1(j).

Each Originator hereby authorizes the Company or its designee or assignee (including, without limitation, the Administrator) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Receivables and Related Rights sold, or otherwise conveyed or purported to be conveyed by it hereunder, whether now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee or assignee (including, without limitation, the

Administrator) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee or assignee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (applied in order from the oldest outstanding Receivable to the newest outstanding Receivable) before being applied to any other indebtedness of such Obligor.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:

(a) The Facility Termination Date shall have occurred; or

(b) Any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days after the earlier of such Originator’s actual knowledge or notice thereof; or

(c) Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, except as otherwise provided herein, such inaccuracy shall, solely to the extent capable of cure, remain unremedied for ten (10) days after the earlier of such Originator’s actual knowledge or notice thereof; or

(d) Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party in any material respect (unless such term, covenant or agreement contains a material qualification, and, in such case, the failure to perform or observe such term, covenant or agreement shall be subject to the standard set forth in such term, covenant or agreement) and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, remain unremedied for ten (10) days after the earlier of such Originator’s actual knowledge or notice thereof.

SECTION 8.2 Remedies.

(a) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company shall have the option, by notice to the Originators (with a copy to the Administrator), to declare the Purchase Facility as terminated.

(b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, and VWR, jointly and severally with each Originator, hereby agrees to indemnify and hold harmless, on an after-tax basis, the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith within five (5) Business Days following demand, from and against any and all damages, losses, claims, judgments, liabilities, penalties, Taxes, reasonable costs and expenses, (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding only Purchase and Sale Indemnified Amounts to the extent (i) a final judgment of a court of competent jurisdiction holds that such Purchase and Sale Indemnified Amounts resulted from a breach of law, breach of this Agreement, bad faith, negligence or willful misconduct of the Purchase and Sale Indemnified Party seeking indemnification, (ii) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator for uncollectible Receivables or (iii) such Purchase and Sale Indemnified Amounts include Taxes imposed or based on, or measured by, the gross or net income or receipts of such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized (or any political subdivision thereof); provided, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of any Purchase and Sale Indemnified Party to such Originator for any amounts otherwise specifically provided to be paid by such Originator hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (i), (ii) and (iii) of the previous sentence, each Originator, severally for itself alone, and VWR, jointly and severally with each Originator, shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

(a) the failure of any Receivable sold by such Originator included in the calculation of Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in any Information Package or Weekly Report furnished by such Originator, as applicable, to be true and correct, or the failure of any other information provided by such Originator Company with respect to the Receivables or this Agreement to be true and correct;

(b) the transfer by such Originator of an interest in any Receivable to any Person other than the Company;

(c) the failure of any representation, warranty or statement made or deemed made by such Originator (or any employee, officer or agent or such Originator) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Originator pursuant hereto or thereto, to have been true and correct as of the date made or deemed made in all respects;

(d) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract, or the nonconformity of any Receivable generated by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder or the related Contract with any such applicable law, rule or regulation;

(e) the failure by such Originator to vest and maintain vested in the Company an ownership interest in the Receivables generated by such Originator sold or otherwise transferred or purported to be transferred hereunder free and clear of any Adverse Claim (other than Permitted Liens);

(f) any commingling of funds to which the Company, the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

(g) the failure to have filed, or any delay in filing, by such Originator financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder, whether at the time of any purchase or contribution or at any subsequent time;

(h) any dispute, claim, offset or defense (other than discharge in bankruptcy of an Obligor) of the Obligor to the payment of any Receivable or purported Receivable generated by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to any such Receivable or the furnishing of or failure to furnish such goods or services or relating to collection activities (if such collection activities were performed by such Originator or by any agent or independent contractor retained by such Originator) with respect to such Receivable;

(i) any failure of such Originator to perform its duties and obligations in accordance with the provisions of this Agreement, any Contract or any other Transaction Document to which it is a party;

(j) any action taken by the Company or the Administrator or an attorney-in-fact for such Originator pursuant to this Agreement or any other Transaction Document;

(k) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents; and

(l) any Tax or governmental fee or charge (other than any Tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Security connected with any such Receivables.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Originator, severally and for itself alone, and VWR, jointly and severally with each Originator, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Originators, with the prior written consent of the Administrator.

(b) No failure or delay on the part of the Company, the Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be delivered or sent by facsimile, email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator at its address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Company to or for the credit or the account of such Originator.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company and the Administrator except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OR LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, and VWR, jointly and severally with each Originator, agrees to pay within five (5) Business Days following demand:

(a) to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and

(b) all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 10.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 10.11 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrator (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement, and such Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers and the Administrator are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which such Originator is a party.

SECTION 10.12 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding so long as any obligations of the Company pursuant to the Receivables Purchase Agreement or any other Transaction Document remains outstanding and for at least one year and one day following the day on which such obligations are paid in full. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of any Company Note or otherwise to such Originator pursuant to this Agreement unless the Company has received funds which may, subject to Section 1.4 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Company by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13 Limited Recourse. Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company. The agreements in this Section 10.13 shall survive any termination of this Agreement.

SECTION 10.14 Severability. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

SECTION 10.15 Effect of Amendment and Restatement. Effective as of the Closing Date, the terms and provisions of the Original Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. For the avoidance of doubt, this Agreement is not intended to, and shall not, effect a novation of any of the obligations of the parties to the Original Agreement, but is merely an amendment and restatement of the terms governing such obligations. The parties hereto further acknowledge and agree that (i) the Company’s interest in and to the Receivables and the Related Rights and security interests in favor of the Company as secured party thereof are in all respects continuing and in full force and effect, (ii) the guarantees and liens and security interests in favor of the Administrator as secured party are in all respects continuing and in full force and effect and (iii) all references in the other Transaction Documents to the Original Agreement shall be deemed to refer without further amendment to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

VWR RECEIVABLES FUNDING, LLC

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	VWR Receivables Funding, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Maheveer Jain

S-1	Amended and Restated Purchase and Sale Agreement (VWR Receivables Funding, LLC)

VWR INTERNATIONAL, LLC, as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	VWR International, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

AMRESCO, LLC, as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	AMRESCO, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

S-2	Amended and Restated Purchase and Sale Agreement (VWR Receivables Funding, LLC)

BIOEXPRESS, LLC, as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	BioExpress, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

INTEGRA COMPANIES, LLC, as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	Integra Companies, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

S-3	Amended and Restated Purchase and Sale Agreement (VWR Receivables Funding, LLC)

STI COMPONENTS, LLC, as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	STI Components, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

TEK PRODUCTS, LLC, as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	TEK Products, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

S-4

AVANTOR, INC., as an Originator

By:	/s/ Mark Armstrong
Name: Mark Armstrong
Title: Chief Financial Officer and Treasurer

Address:	Avantor, Inc.
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

NUSIL TECHNOLOGY LLC., as an Originator

By:	/s/ Mark Armstrong
Name: Mark Armstrong
Title: Chief Financial Officer and Treasurer

Address:	NuSil Technology LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

S-5

THERAPAK, LLC., as an Originator

By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President and Treasurer

Address:	Therapak, LLC
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660 100 Matsonford Road
Radnor, Pennsylvania 19087
Attention: Mahaveer Jain

S-6